UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
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☐ Soliciting Material Pursuant to §240.14a-12

BIO-IMAGING TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

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BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721
To Our Stockholders:
     You are most cordially invited to attend the 2009 Annual Meeting of Stockholders of Bio-Imaging Technologies, Inc. at 11:00 A.M., local time, on July 8, 2009, at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721.
     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.
     Thank you for your continued support.

Sincerely,

Mark L. Weinstein
President and Chief Executive Officer

BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 8, 2009
     The Annual Meeting of Stockholders (the “Meeting”) of Bio-Imaging Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, on July 8, 2009, at 11:00 A.M., local time, for the following purposes:
(1)	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to change the Company’s name from Bio-Imaging Technologies, Inc. to BioClinica, Inc.;

(3)	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of the Company’s common stock from 18,000,000 to 36,000,000 shares;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

(5)	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
     Holders of the Company’s common stock, $0.00025 par value per share, of record at the close of business on May 22, 2009 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania for a period of 10 days prior to the Meeting and will be available for examination at the Meeting. The Meeting may be adjourned from time to time without notice, other than by announcement at the Meeting.
     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON July 8, 2009.
     In accordance with new rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our annual meeting. The new rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible Web site.
     Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is being provided as our Annual Report to Stockholders. These materials are also available on our web site at http://www.bioimaging.com.

By Order of the Board of Directors

Ted I. Kaminer
Secretary

Newtown, Pennsylvania
June 2, 2009
Our 2008 Annual Report accompanies this Proxy
Statement.

TABLE OF CONTENTS

PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDERS’ PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL
BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bio-Imaging Technologies, Inc., a Delaware corporation, referred to as the “Company” or “Bio-Imaging”, “we”, “us” or “our”, of proxies to be voted at the Annual Meeting of Stockholders of Bio-Imaging to be held on July 8, 2009, referred to as the “Meeting”, at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, at 11:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of common stock, $0.00025 par value, referred to as our common stock, as of the close of business on May 22, 2009, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 14,357,253 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Meeting. The aggregate number of votes entitled to be cast at the Meeting is 14,357,253.
     If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of the eight nominees named below as directors; (ii) FOR the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to change the Company’s name from Bio-Imaging Technologies, Inc. to “BioClinica, Inc.; (iii) FOR the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of the Company’s common stock from 18,000,000 to 36,000,000 shares; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of Bio-Imaging, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.
     The presence, in person or by proxy, of holders of shares of common stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of common stock represented at the Meeting is required for the election of directors (proposal one), provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, proposal two and proposal three require the approval of the affirmative vote of stockholders possessing a majority of the shares of common stock outstanding, and proposal four may be taken upon the affirmative vote of stockholders possessing a majority of the voting power present or represented at the Meeting and entitled to vote.
     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome. Brokers may vote on all the proposals in this Proxy Statement and at the Meeting.
     This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about June 5, 2009. The Annual Report to Stockholders of Bio-Imaging for the fiscal year ended December 31, 2008, or fiscal 2008, including financial statements, referred to as the Annual Report, is being mailed together with this Proxy Statement to all stockholders of record as of May 22, 2009. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of May 22, 2009.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JULY 8, 2009.
     This Proxy Statement and accompanying notice, proxy card and Annual Report are available on our web site at www.bioimaging.com.
PROPOSAL 1: ELECTION OF DIRECTORS
     At the Meeting, eight directors are to be elected, which number shall constitute our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.
     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present directors of Bio-Imaging. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The following are the nominees for election to the Board of Directors and all are current members of the Board of Directors:

		Served as a	Position with the
Name	Age	Director Since	Company

Mark L. Weinstein	56	1998	President, Chief Executive Officer and Director

Jeffrey H. Berg, Ph.D.	66	1994	Director

Richard F. Cimino	49	2005	Director

E. Martin Davidoff, CPA, Esq.	57	2004	Director

David E. Nowicki, D.M.D.	57	1998	Chairman of the Board and Director

Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	64	2008	Director

David M. Stack	58	2000	Director

James A. Taylor, Ph.D.	70	1994	Director
     The principal occupations and business experience, for at least the past five years, of each director and nominee is as follows:
     Mr. Weinstein has been a director of Bio-Imaging since March 1998 and has served as the President and Chief Executive Officer of Bio-Imaging since February 1998. Mr. Weinstein also served as the Chief Financial Officer of Bio-Imaging from January 31, 2000 to February 18, 2003. Mr. Weinstein joined Bio-Imaging in June 1997 as Senior Vice President, Sales and Marketing and was appointed Interim Chief Executive Officer in December 1997. Prior to joining Bio-Imaging, from September 1996 to May 1997, he was the Chief Operating Officer of Internet Tradeline, Inc., an internet-based electronic solutions provider. From July 1991 to August 1996, Mr. Weinstein worked for Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation. He held several senior management positions at Medical Economics Company with his last position being President and Chief Operating Officer of the International Group. Mr. Weinstein received his MBA from College of William and Mary and his Bachelor’s degree in Economics from University of Virginia.
     Dr. Berg has been a director of Bio-Imaging since January 1994, and is currently the President of Health Care Insights, a healthcare research and consulting firm. Dr. Berg has been President of Health Care Insights since March 1991. From February 2004 until April 2005, he was the Director of Medical Technology for Crystal Research Associates. He was an analyst for HCFP/Brenner Securities from May 2002 to January 2004. From September 1995 to May 2002, Dr. Berg was a senior research analyst for MH Meyerson, a brokerage firm. While President of Health Care Insights, from January 1994 to June 1995, Dr. Berg also served as a financial analyst for GKN Securities Corp., an investment banking firm which served as the underwriter in the Company’s June 1992 public offering, and was a financial analyst from March 1992 until December 1992 for The Chicago Corporation, a brokerage firm. For the past 15 years, Dr. Berg has been a Contributing Editor to the Biomedical Business & Technology newsletter, published by AHC Media. Dr. Berg received graduate degrees from New York University Graduate School of Arts and Science and Graduate School of Business Administration and received his Ph.D. in organic chemistry and BS from Yeshiva College.
     Mr. Cimino has been a director of Bio-Imaging since February 2005. Mr. Cimino joined Covance, Inc. in December 2003. He is President, Clinical Development Services and Corporate Senior Vice President of Covance and is responsible for the global Phase I-III Development and IVRS businesses. Mr. Cimino is a member of the Global Leadership Council, Operational Excellence Council and reports to the Chief Operating Officer. Prior to joining Covance, Mr. Cimino was General Manager, Americas Health Imaging and Corporate Vice President of the Eastman Kodak Company from January 2001 to July 2003. Prior to that time, he held senior management positions in multiple lines of business over a 20-year career at Kodak. These included General Manager for the Health Group’s Americas business. In addition, he was the Chief Marketing Officer for the Health Group responsible for global marketing communications, investor relations, and strategy and business development. Mr. Cimino also managed Kodak’s Digital Health Imaging business. Mr. Cimino holds a Bachelor’s degree in Biology from the State University of New York at Geneseo.
     Mr. Davidoff has been a director of Bio-Imaging since May 2004 and has operated his own tax practice, as both a certified public accountant and tax attorney, since 1981. He currently serves as President and as the national Chair of the Internal Revenue Service Tax Liaison Committee for the American Association of Attorney-Certified Public Accountants. As a member of the AICPA’s Tax Division, he has served on the Tax Legislative Liaison Committee. He completed two years on the Executive Committee of the New Jersey Society of Certified Public Accountants (“NJSCPA”), having served as the organization’s Secretary and as Vice President for Taxation and Legislation. Mr. Davidoff has also served as President of the Middlesex/Somerset chapter of the NJSCPA and as the chairman of the NJSCPA Federal Taxation and Membership Committees. Mr. Davidoff is a member of the tax section of the New Jersey Bar Association. In 1995, Mr. Davidoff was appointed by then Governor Christine Todd Whitman to the White House Conference on Small Business. Among the honors he has received are the 1998/1999 New Jersey Society of CPAs Distinguished Service Award for his dedicated service and commitment to the Society; the SBA 1997 Accountant Advocate of the Year for New Jersey and Region II (New York, New Jersey, Virgin Islands, and Puerto Rico); and the 1998 Nicholas Maul Leadership Award from the Middlesex County Regional Chamber of Commerce. Selected as one of the 2004, 2005, 2006, 2007 and 2008 Top 100 Most Influential People in Accounting by Accounting Today in their September 20-October 10, 2004, September 26-October 10, 2005, September 18-October 1, 2006, September 24-October 7, 2007 and September 22-October 5, 2008 editions. Accounting Today noted that “Davidoff’s views on issues affecting tax practice are heard at the highest levels of government.” CPA Magazine has also chosen Mr. Davidoff as one of the Top 50 IRS Practitioners of 2008. Mr. Davidoff received his undergraduate degree from Massachusetts Institute of Technology, an MBA from Boston University Graduate School of Management, and a JD from the Washington University School of Law.
     Dr. Nowicki has been a director of Bio-Imaging since July 1998 and was appointed Chairman of the Board of Directors of Bio-Imaging in October 1999. Dr. Nowicki has had a private practice in periodontics and dental implants since September 1981. Dr. Nowicki received his DMD from the University of Medicine and Dentistry of New Jersey in 1976. He completed his postdoctoral training in Periodontology in 1978 and subsequently served on the postgraduate faculty of the University of Medicine and Dentistry of New Jersey as an associate clinical professor. He has lectured nationally about periodontology, computer imaging for implant surgery, and systems thinking in health care.

     Dr. Adeoye Olukotun has been a director of Bio-Imaging since August 2008. Since January 2006, Dr. Olukotun is the Chief Executive Officer of CardioVax Inc., a biotechnology company focused on developing innovative cardiovascular therapies. Since September 2004, he is also a co-founder of VIA Pharmaceuticals and served as the Chief Medical Officer since the company’s formation. He is a Board Certified Cardiologist and has more than twenty-five years of experience in clinical research and drug development in the pharmaceutical industry. Dr. Olukotun has been instrumental in the submission of more than fourteen New Drug Applications, Premarket Authorization Applications, and 510k Applications. Dr. Olukotun also played leading roles in the SAVE study involving captopril (Capoten®) and the WOSCOPS, LIPID and CARE studies of pravastatin (Pravachol®). He has published more than fifty articles in peer-reviewed scientific journals. Before CardioVax and VIA, Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm in Princeton, NJ, and served as its Chief Executive Officer from 2000 to 2003. He also was Chief Medical Officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer in 2004. From 1996 to 2000, Dr. Olukotun was Vice President of Medical and Regulatory Affairs and Chief Medical Officer of Mallinckrodt, Inc. Prior to joining Mallinckrodt, Dr. Olukotun spent fourteen years at Bristol-Myers Squibb Company, where he served as Vice President of two divisions focused on cardiovascular research, and was involved in the clinical development of several cardiovascular and lipid-regulating agents. Dr. Olukotun received his MD degree from Albert Einstein College of Medicine, New York and obtained a MPH degree from Harvard University School of Public Health, Boston. He is a Fellow of the American College of Cardiology as well as the American Heart Association. He is a member of the Boards of Directors of the publicly traded biotechnology companies, Icagen, Inc. of Durham, North Carolina and SemBioSys Genetics, Inc. of Calgary, Alberta, Canada and privately held Milestone Pharmaceuticals Inc. of Montreal, Canada.
     Mr. Stack has been a director of Bio-Imaging since January 2000. Mr. Stack was appointed President, Chief Executive Officer of Pacira Pharmaceuticals, Inc. in November 2007 and is Managing Director of MPM Capital, the largest health venture capital firm dedicated to healthcare investment, since May 2005, and is also the Managing Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing and strategy firm serving emerging healthcare companies. Mr. Stack has been with Stack Pharmaceuticals since September 2004. From September 2001 until August 2004, he was President, Chief Executive Officer and Director for The Medicines Company (NASDAQ: MDCO). Prior to The Medicines Company, he was also the President of Stack Pharmaceuticals, Inc., where MDCO was one of the primary customers. From May 1995 to December 1999, Mr. Stack served as the President and General Manager of Innovex Inc., responsible for the Americas. Innovex Inc. was a commercial solutions company offering a full range of marketing, sales and clinical research capabilities to pharmaceutical and biotechnology customers. From April 1993 to May 1995, Mr. Stack was the Vice President of Business Development and Marketing for Immunomedics, Inc., a biopharmaceutical focusing on monoclonal antibodies in infectious disease and oncology. From May 1992 to March 1993, Mr. Stack had been the Director of Business Development and Planning for Infectious Disease, Oncology and Virology of Roche Laboratories where he was the Therapeutic World Leader for Infectious Disease. Prior to that, he held various positions with Roche Laboratories for approximately 11 years, and was a retail and hospital pharmacist for three years after graduating from Albany College of Pharmacy.
     Dr. Taylor has been a director of Bio-Imaging since October 1994, has been a partner at Merchant-Taylor International, Inc., a bio-pharmaceutical consulting firm, since May 1995 and has been President of Taylor Associates, a regulatory and product development consulting firm since October 1992. From 1987 to 1992, Dr. Taylor was Vice President and Chief Regulatory Officer of ImmunoGen Inc., a pharmaceutical company. From 1983 to 1987, he was Vice President, Regulatory Affairs of Carter-Wallace, Inc. Prior to that, Dr. Taylor was employed in various capacities by ICI Pharmaceuticals for four years and Pfizer Central Research for 12 years. Dr. Taylor holds Ph.D. and Master’s degrees in Biochemistry from Purdue University and a Bachelor’s degree in Chemistry from Providence College.

     None of our directors is related to any other director or to any of our executive officers, and none of our executive officers serves as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board or compensation committee.
     Under a prior stock purchase agreement, we had agreed to take all actions necessary to nominate and cause the election to the Board of Directors of up to three designees of Covance, Inc., a substantial stockholder of Bio-Imaging. Such obligation terminates at such time as Covance owns less than 200,000 shares of our common stock. Covance has designated Mr. Cimino as its only nominee for director for the 2008 and 2009 fiscal years. Covance has reserved all rights under its agreement with Bio-Imaging for subsequent years.
     The Board of Directors recommends that Stockholders vote FOR each of the nominees for the Board of Directors.
Corporate Governance Guidelines
     Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission, or the SEC, and the new listing standards of the NASDAQ Stock Market, LLC, or NASDAQ.
     Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the 2008 Annual Meeting of Stockholders.
     Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Bio-Imaging and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:
•	the principal responsibility of the directors is to oversee the management of Bio-Imaging;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
     Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Dr. Berg, Mr. Cimino, Mr. Davidoff, Dr. Nowicki, Dr. Olukotun, Mr. Stack and Dr. Taylor do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Committees and Meetings of the Board
     There were four (4) regular in person meetings and one (1) special teleconference meeting of the Board of Directors during fiscal 2008. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods such director served).
     The Board of Directors has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee — each which operates under a charter that has been approved by the Board.
     Audit Committee. The primary responsibilities of the Audit Committee, as more fully set forth in the Audit Committee Charter adopted on September 1, 2000, as amended and restated on February 5, 2003 and March 26, 2004 and as previously provided and posted on our website at www.bioimaging.com include:
•	appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules, which is included on page 10 of this proxy statement.
     During fiscal 2008, the Audit Committee had been, and is currently, comprised of David E. Nowicki, D.M.D., Chairman of the Audit Committee, E. Martin Davidoff, CPA, Esq. and David M. Stack. The Audit Committee held four (4) meetings in fiscal 2008.
     Each Audit Committee member is an independent member of the Board of Directors as defined under NASDAQ rules, including the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As an independent director of our Board of Directors, each Audit Committee member is not an officer or employee of Bio-Imaging or its subsidiaries or does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.
     Our Board of Directors has determined that Mr. Stack and Mr. Davidoff, current directors and members of the Audit Committee, are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
     Compensation Committee. The primary responsibilities of the Compensation Committee, as more fully set forth in the Compensation Committee Charter adopted on March 26, 2004 and as previously provided and posted on our website at www.bioimaging.com include:
•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and approving, or recommending for approval by the Board, the salaries and incentive compensation of our executive officers;

•	administering our 1991 Stock Option Plan, as amended, the 1991 Plan, and our 2002 Stock Incentive Plan, as amended and restated to date, the 2002 Plan; and

•	reviewing and making recommendations to the Board with respect to director compensation.
     The Compensation Committee held seven (7) meetings in fiscal 2008. The Compensation Committee is currently comprised of James A. Taylor, Ph.D., Chairman of the Compensation Committee, Jeffrey H. Berg, Ph.D. and Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA. The members of the Committee are independent, as independence for Compensation Committee members is defined under the NASDAQ rules, and are deemed to be non-employee directors for purposes of Section 162(m) of the Code and Rule 16b-3 of the Exchange Act.
     Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee, as more fully set forth in the Nominating and Corporate Governance Committee Charter adopted on March 26, 2004 and as previously provided and posted on our website at www.bioimaging.com include:
•	identifying individuals qualified to become our board members;

•	evaluating and recommending to the Board of Directors the persons to be nominated for election as directors at any meeting of stockholders and each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to Bio-Imaging; and

•	overseeing the evaluation of the Board of Directors.
     During fiscal 2008, the Nominating and Corporate Governance Committee had been, and is currently, comprised of David E. Nowicki, D.M.D. and James A. Taylor, Ph.D. Both members of the Committee are independent, as independence for Nominating and Corporate Governance Committee members is defined under the NASDAQ rules. There was one (1) meeting held during fiscal 2008.
Compensation Committee Interlocks and Insider Participation
     Except for Mr. Weinstein, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.
Director Candidates
     The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.
     In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria contained in the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
     Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Bio-Imaging Technologies, Inc., 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communicating with the Directors
     Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our outside counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
     Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors c/o Corporate Secretary, Bio-Imaging Technologies, Inc., 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721.

Code of Business Conduct and Ethics
     We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or corporate controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of our Code of Ethics to an appropriate person or persons identified in our Code of Ethics; and

•	accountability for adherence to our Code of Ethics.
     Each of our employees, officers and directors completed a signed certification to document his or her understanding of and compliance with our Code of Ethics. A copy of our Code of Business Conduct and Ethics may be obtained from our website at www.bioimaging.com.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has furnished the following report:
To the Board of Directors of Bio-Imaging Technologies, Inc.:
     The Audit Committee of our board of directors is currently composed of three members and acts under a written charter adopted on September 1, 2000, and amended and restated on February 5, 2003 and March 26, 2004. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Global Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held four meetings during fiscal 2008.
     Management is responsible for our financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management and our independent registered public accounting firm, the following:
•	the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•	the independent registered public accounting firm’s review of our unaudited interim financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	our management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting and financial personnel.
     The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These standards require our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:
•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
     The Audit Committee received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight

Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accountants. The Audit Committee also considered whether our independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining our auditors’ independence.
     Based on our discussions with management and our independent registered public accounting firm, and our review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of the Board of Directors of Bio-Imaging Technologies, Inc.
/s/ David E. Nowicki, D.M.D.
David E. Nowicki, D.M.D
Audit Committee Chairman

/s/ E. Martin Davidoff, CPA, Esq.
E. Martin Davidoff, CPA, Esq.
Audit Committee Member

/s/ David M. Stack
David M. Stack
Audit Committee Member

COMPENSATION OF DIRECTORS
The following table sets forth certain information regarding the compensation of each non-employee member of the Board of Directors for the 2008 fiscal year. Executive officers who serve on the Board of Directors do not receive any additional compensation for such service.

						Change in
					Non-	Pension
					Equity	Value and
			Restricted		Incentive	Nonqualified
			Stock		Plan	Deferred	All Other
		Fees	Units/Stock	Option	Compen-	Compen-	Compen-
		Earned in	Awards	Awards	sation	sation	sation	Total
Name (a)	Year	Cash (b)	($) (c)	($) (d)	($)	Earnings	($)	($)

Jeffrey H. Berg, Ph.D.	2008	$35,000	$54,375	—	—	—	—	$89,375
E. Martin Davidoff	2008	$35,000	$54,375	—	—	—	—	$89,375
David E. Nowicki, D.M.D.	2008	$70,000	$54,375	—	—	—	—	$124,375
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	2008	$12,425	$76,100	—	—	—	—	$88,525
David M. Stack	2008	$35,000	$54,375	—	—	—	—	$89,375
James A. Taylor, Ph.D.	2008	$44,000	$54,375	—	—	—	—	$98,375

(a)	Mr. Cimino, as a representative of Covance, Inc., declined and was not paid any compensation for 2008.

(b)	This column represents the fees earned for service on the Board of Directors and Board and committee during the 2008 fiscal year

(c)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 revised (“SFAS 123(R)”), with respect to the outstanding restricted stock unit awards made to non-employee directors for service on the Board of Directors, whether those awards were made in 2008 or any earlier fiscal year. The reported amounts are based on the grant date fair value of each of those awards and have not been adjusted for the potential impact of estimated forfeitures. Assumptions used in the calculation of the SFAS 123(R) cost are included in Note 8 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2009. The grant date fair value of each restricted stock unit awarded in 2008 was $7.25, except for Dr. Olukotun who was awarded 10,000 restricted stock units upon election to the Board of Directors on August 25, 2008 at a grant date fair value of $7.61, the fair market value of the Company’s common stock on the award date. For further information concerning such equity awards, see the section below entitled “Equity Compensation.”

(d)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 revised (“SFAS123(R)”), with respect to the outstanding stock option awards made to non-employee directors for service on the Board of Directors, whether those awards were made in 2008 or any earlier fiscal year. The reported amounts are based on the grant date fair value of each of those options and have not been adjusted for the potential impact of estimated forfeitures. Assumptions used in the calculation of the SFAS 123(R) cost are included in Note 8 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2009.

(e)	The aggregate number of restricted stock units and stock option awards outstanding at December 31, 2008 were:

	Aggregate Number of
	Shares Subject to	Aggregate Number of
	Restricted Stock Unit	Shares Subject to
	Awards Outstanding	Stock Option Awards
	on December 31,	Outstanding on
Name	2008	December 31, 2008
Jeffrey H. Berg, Ph.D.	12,500	92,059
E. Martin Davidoff	12,500	27,000
David E. Nowicki, D.M.D.	12,500	46,250
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	10,000	0
David M. Stack	12,500	71,250
James A. Taylor, Ph.D.	12,500	58,885
     The compensation program for non-employee directors is designed to fairly pay directors for work required for a company of Bio-Imaging’s size and scope and to align directors’ interests with the long-term interests of shareowners. The Compensation Committee retained J. Richard & Co., a nationally recognized independent compensation consulting firm, to review and propose a reasonable, competitive and appropriate total compensation program for our directors.
     Cash Compensation. The cash compensation structure for non-employee directors, except for Mr. Cimino, for fiscal 2008 and for fiscal 2009 is as follows:

	2008	2009
Board Retainer	$25,000	$25,000
Chairman, Board of Directors	$25,000	$25,000
Chairman, Audit Committee	$15,000	$15,000
Member, Audit Committee	$10,000	$10,000
Chairman, Compensation Committee	$15,000	$15,000
Member, Compensation Committee	$10,000	$10,000
Chairman, Nominating & Corporate Governance Committee	$5,000	$5,000
Member, Nominating & Corporate Governance Committee	$4,000	$4,000
     Equity Compensation. Each non-employee director, except for Mr. Cimino and Dr. Olukotun, was granted restricted stock units on May 14, 2008 covering 7,500 shares. For fiscal 2009, each non-employee director, except for Mr. Cimino, will be granted restricted stock units covering 7,500 shares. Each restricted stock unit which vests will entitle the director to one share of common stock upon his or her cessation of Board service. The restricted stock units will vest as to one-twelfth (1/12) of the covered shares upon completion of each successive month of Board service over the twelve-month period measured from the grant date. The restricted stock units are subject to a pro-rata reduction if a director attends, with respect to the applicable year, less than seventy-five percent (75%) of all Board of Directors meetings and all meetings of any Committee on which he or she serves.
     Dr. Olukotun was granted 10,000 restricted stock units on August 25, 2008 upon election to the Board of Directors. These restricted stock units will vest as to one-ninth (1/9) immediately upon election to the Board of Director’s and the remaining eight-ninth’s (8/9) will vest in equal installments upon completion of each successive month of service on the Board of Director’s for the period ending on May 13, 2009, the original date for the 2009 Meeting. Each restricted stock unit which vests will entitle Dr. Olukotun to one share of common stock upon his cessation of Board service.
     Furthermore, all directors were and currently are reimbursed for their expenses for each Board meeting and each Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meeting attended.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during the 2008 fiscal year. The Company’s Chief Executive Officer, the CEO, the Chief Financial Officer, the CFO, and the other executive officers included in the Summary Compensation Table below will be referred to as the named executive officers for purposes of this discussion. The named executive officers are the only executive officers of the Company.
On March 3, 2009, our Board of Directors elected Peter S. Benton, a current employee of the Company, as the new Executive Vice President, President eClinical, an executive officer of the Company. The Board of Directors also changed the title of Ted I. Kaminer from Senior Vice President and Chief Financial Officer to Executive Vice President of Finance and Administration and Chief Financial Officer and David A. Pitler from Senior Vice President, Operations to Executive Vice President, President Bioimaging Services. Colin G. Miller, Senior Vice President, Medical Affairs will no longer be an executive officer of the Company.
Compensation Objectives and Philosophy
The Compensation Committee, of the Company’s Board of Directors, hereinafter referred to as the Committee, is responsible for reviewing and approving the compensation payable to the Company’s named executive officers. As part of such process, the Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:
•	Motivate, recruit and retain executives capable of meeting the Company’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for the Company; and

•	Align the interests of executives with the long-term interests of stockholder.
The Committee seeks to achieve these objectives by:
•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term, equity-based incentives and encouraging direct share ownership by executives.
Setting Executive Compensation
In 2008, the Committee engaged J. Richard & Co., hereinafter referred to as J. Richard, a nationally recognized independent compensation consulting firm, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for named executive officers. During 2008, J. Richard performed a market analysis of the compensation paid by comparable peer group companies. J. Richard provided the Committee with recommended compensation ranges for the named executive officers based on the competitive data. In addition, the CEO provided the Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Committee with respect to the compensation packages for those named executive officers, other than himself, for the 2008 fiscal year.

It is the Committee’s objective to target the total direct compensation (salary, bonus potential and equity awards) of each named executive officer at a level between the 50th and 75th percentiles for comparable positions at the competitive peer group companies. However, in determining the total direct compensation of each named executive officer, the Committee also considers a number of other factors, including recent Company and individual performance, the CEO’s recommendations as to compensation levels for executive officers other than himself, the cost of living in the Philadelphia and surrounding area and internal pay equity. There is no pre-established policy for allocation of compensation between the cash and equity components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each named executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s financial performance.
The peer group used for competitive comparisons in 2008 reflects companies with which the Company competes for talent and consisted of the following companies: ActivIdentity Corporation, Alliance Imaging, Inc., Amicas, Inc., Averion International Corporation, Encorium Group, Inc., eResearch Technology Inc., Intevac, Inc., Natus Medical Incorporated, PDI, Inc., Phase Forward, Inc., and QuadraMed Corporation.
Components of Compensation
For the 2008 fiscal year, the Company’s executive compensation program for the named executive officers was comprised primarily of the following three components:
•	Base salary;

•	Annual short-term cash incentive and;

•	Long-term equity incentive awards;
Base Salary
In General — It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a component of compensation that provides a level of security and stability from year to year and is not dependent to any material extent on the Company’s financial performance. In addition, Mr. Weinstein and Mr. Kaminer have an existing employment agreement with the Company, which set a minimum annual salary, subject to periodic upward adjustment at the discretion of the Committee. The Committee worked with J. Richard to establish salary bands based on peer review for the named executive officers for the 2008 fiscal year, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer was then derived from those salary bands based on his or her responsibility, tenure and past performance and market comparability. For the 2008 fiscal year, this process, together with Committee’s recognition of the cost of living in the Philadelphia and surrounding area, resulted in the Committee’s setting the base salaries of the named executive officers at approximately the 25th percentile of the competitive base salary amounts paid by the peer group companies.
Fiscal Year 2009 — For the 2009 fiscal year, each named executive officer’s base salary was not increased. The table below shows annual 2008 and 2009 base salary rates for each named executive officer:

				% Increase
Name	Title	2008 Salary	2009 Salary	from 2008
Mark L. Weinstein	President & CEO	$370,000	$370,000	0%
Ted I. Kaminer	Executive VP Finance & Administration & CFO	$270,000	$270,000	0%
David A. Pitler	Executive VP, President Bioimaging Services Division	$230,000	$230,000	0%
Peter S. Benton	Executive VP, President eClinical Division	$260,000	$260,000	0%
Annual Short-Term Cash Incentives (Bonuses)
In General — As part of their compensation package, the Company’s named executive officers have the opportunity to earn annual cash bonus awards under the Company’s Management Incentive Program, MIP. MIP cash awards are designed to reward superior executive performance while reinforcing the Company’s short-term strategic operating goals. Each year, the Committee establishes a target award for each named executive officer based on a percentage of base salary. The annual bonus target for each executive officer is set at a percentage of base salary and is the same percentage for all executive officers, except for the CEO who has a higher percentage. It is the Committee’s intention to target annual incentive awards at the 50th percentile of similar bonus opportunities offered by the peer group companies.
Fiscal 2008 Bonus Awards— The target percentages set for the 2008 fiscal year were 100% of base salary for the CEO and 80% of base salary for the other named executive officers. The actual bonus amount awarded to each named executive officer for the 2008 fiscal year was determined by the Committee on the basis of its subjective review of both Company and individual performance. Company performance was evaluated in terms of service revenue and pre-tax income for the year. However, no specific percentage of the named executive officer’s annual bonus amounts for the 2008 fiscal year were in the nature of discretionary awards based on the Committee’s subjective assessment of Company performance and individual performance.
On the basis of that assessment, the Committee determined in February 2009 to make the bonus awards for the 2008 fiscal year to the CEO and the named executive officers as set forth in the table below. The primary consideration which the Committee took into account in making such determination was the fact that the Company met certain targets for its service revenue and pre-tax income for fiscal 2008.

The table below details fiscal 2008 annual bonus targets and actual payouts for each of the named executive officers.

		2008 Target	2008 Target	2008 Actual	2008 Actual
		Bonus	Bonus	Bonus	Bonus
Name	Title	($)	(% Salary)	($)	(% Salary)
Mark L. Weinstein	President & CEO	$370,000	100%	$280,100	76%
Ted I. Kaminer	Executive VP Finance & Administration & CFO	$216,000	80%	$166,800	62%
David A. Pitler	Executive VP, President Bioimaging Services Division	$184,000	80%	$142,100	62%
Colin G. Miller, Ph.D.	Senior VP, Medical Affairs	$164,000	80%	$102,500	50%
Fiscal 2009 Bonus Awards — For fiscal year 2009, awards under the MIP, if any, will be based on achievement of pre-established Company objectives and individual goals for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance. Corporate performance targets may include such measures as annual service revenue growth, pre-tax income, and other strategic financial metrics. Individual performance targets may include operational and financial metrics, delivery of specific programs, plans, and achievement of budgetary objectives identified and documented at the beginning of each fiscal year. It is the Committee’s intention to base a greater percentage of the annual award payout on corporate objectives as opposed to individual performance for higher level executives, with 100% of the CEO’s annual bonus tied to the attainment of corporate performance objectives.
For the 2009 fiscal year awards, the potential payout may range from 0 to 100% of 2009 salary. However, the Committee will have the discretion to increase the award for any named executive officer (other than the CEO) based on the CEO’s recommendation for exceptional performance. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers. The dollar amount of the 2009 target annual bonus for each named executive officer, other than the CEO, is 90% of their base salary. The dollar amount of the 2009 target annual bonus for the CEO is 100% of his base salary.
Long-Term Incentive Equity Awards
In General — A portion of each named executive officer’s compensation is provided in the form of long-term incentive equity awards. It is the Committee’s belief that properly structured equity awards are an effective method of aligning the long-term interests of senior management with those of the Company’s stockholders.
The Committee establishes long-term incentive grant guidelines based on review of equity awards from comparable peer group companies. Actual issuance of the stock awards to the CEO are determined by the Committee based on his individual performance and the Company’s financial performance, usually measured in terms of the same financial metrics taken into account in determining the annual bonus award. The Committee can potentially award stock options and other equity awards to the named executive officers and other employees based on the recommendation of the CEO. Actual grants for such individuals are based on individual performance, competitive total compensation amounts, internal equity pay considerations, the potential impact on stockholder dilution and FAS 123R compensation expense. The Committee follows a grant practice of tying equity awards to its annual year-end review of individual performance and its assessment of Company performance. Accordingly, it is expected that any equity awards to the named executive officers will be made on an annual basis following the press release of the Company’s year end financials.
Fiscal Year 2008 Awards — On February 27, 2008, the Committee awarded the CEO a stock bonus of 27,500 shares of common stock (of which, 11,165 shares were withheld to cover the withholding taxes applicable to the issuance of the shares). The stock award was based on the CEO’s performance for fiscal year 2007. In addition, the other named executive officers, except for Peter S. Benton who became a named executive officer on March 3, 2009, each received a stock option grant for 20,000 shares of common stock on February 27, 2008. Each option grant will vest as to 20% of the option shares upon completion of one year of service measured from the grant date and the remainder will vest in successive equal monthly increments over the next four years of continued service thereafter. The exercise price for these stock options was the Company’s fair market value on date of grant.
Fiscal Year 2009 Awards — On February 26, 2009, the Committee awarded the CEO a stock bonus of 25,000 shares of common stock (of which, 10,150 shares were withheld to cover the withholding taxes applicable to the issuance of the shares). The stock award was based on the CEO’s performance for fiscal year 2008. In addition, the other named executive officers each received a stock option grant for 40,000 shares of common stock on February 26, 2009. Each option grant will vest monthly over the next four years of continued service. The exercise price for these stock options was the Company’s fair market value on date of grant. On March 4, 2009, we entered into an employment agreement with our CEO for a three year term and granted him 40,000 restricted stock units that vests over three years and the underlying common stock will be issued, after the vesting period, and the earlier of: cessation of service; change in control; or seven years.
It is the Committee’s belief that such stock bonuses and stock option grants are essential to the retention of the named executive officers and crucial to the long-term financial success of the Company. The vesting schedules for the option grants provide a meaningful incentive for the named executive officer to remain in the Company’s service. These equity awards also serve as an important vehicle to achieve the Committee’s objective of aligning management and shareholder interests.
Other Benefits
In General — The named executive officers are offered the same benefits that are provided to other employees and are not offered any additional benefits or perquisites, except that Mr. Weinstein is provided with a monthly car allowance of $750 pursuant to the terms of his employment agreement.
Deferred Compensation— Named executive officers, together with all other eligible employees of the Company, can defer a portion of their compensation under the Bio-Imaging Technologies, Inc. Employees Savings Plan (401K), a tax-qualified defined contribution plan covering a broad spectrum of the Company’s employees.
Other Benefits — All eligible employees, including named executive officers, are eligible to receive standard health, disability and life insurance, and professional development benefits.

Executive Retention Agreement and CEO Employment Agreement
Executive Retention Agreement — On December 31, 2008, the Board of Directors entered into an amended form of executive retention agreement with the named executive officers and certain other officers of the Company. The agreement generally provides for payments of up to 24 months salary and target bonus for the CEO and named executive officers in the event that the CEO and named executive officers are terminated or resign for good reason in connection with a change of control transaction. In addition, each unvested stock option or other equity award will vest immediately upon a change in control transaction. Each executive retention agreement is either reviewed annually or in connection with the renewal of the executive’s employment agreement. The executive retention agreement has been designed to provide a level of financial security to the named executive officers that will assure their continued attention and commitment to the strategic business objectives of the Company, even in change in control situations where their continued employment may be uncertain. The severance benefits payable in connection with a change in control provide financial protection against any potential loss of employment that might otherwise occur as a result of an acquisition of the Company and will allow the executive officers to focus their attention on acquisition proposals that are in the best interests of the stockholders, without undue concern as to their own financial situation. We also believe the single trigger vesting acceleration of their equity awards upon a change in control is justified because those awards are designed to serve as the primary vehicle for the executive officers to accumulate financial resources for retirement, and a change in control event is an appropriate liquidation point for awards intended for such purpose. The Company does not provide the executive officers with any defined benefit pension plan or supplemental executive retirement plan, and the only other opportunities for the accumulation of retirement funds is through the limited deferral opportunities provided under the Company’s 401(k) savings plan..
CEO Employment Agreement — The Company has an existing employment agreement with the CEO for a three-year term, beginning as of March 1, 2009 and ending on February 28, 2012. The principal terms of the employment agreement are also summarized in the section of the proxy statement entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
Tax Deductibility of Compensation
Under federal tax laws, a publicly-held company such as the Company is not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not performance based. Non-performance based compensation paid to the Company’s covered executive officers for 2008 did not exceed the $1.0 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2009 year will exceed that limit. To qualify for an exemption from the $1.0 million deduction limitation, the stockholders approved an amendment to the Company’s 2002 Stock Incentive Plan that imposed a limit on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year. As a result of that limitation, the compensation deemed paid to an executive officer in connection with the exercise of options granted under the 2002 Stock Incentive Plan after that date with an exercise price equal to the fair market value of the option shares on the grant date should in most instances qualify as performance-based compensation that will not be subject to the $1.0 million limitation.
However, the Committee believes that it is establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance, or equity incentive grants tied to the executive officer’s continued service (such as service-vesting restricted stock or restricted stock unit awards), which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
COMPENSATION COMMITTEE REPORT
The Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the Committee:

By the Compensation Committee of the Board of Directors of Bio-Imaging Technologies, Inc.
/s/ James A. Taylor, Ph.D.
James A. Taylor, Ph.D.
Compensation Committee Chairman

/s/ Jeffrey H. Berg, Ph.D.
Jeffrey H. Berg, Ph.D.
Compensation Committee Member

/s/ Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA
Compensation Committee Member

EXECUTIVE OFFICERS
     The following table identifies our current executive officers:

		Capacities in	In Current
Name	Age	Which Served	Position Since

Mark L. Weinstein(1)	56	President and Chief Executive Officer	February 1998

Ted I. Kaminer(2)	50	Executive Vice President of Finance & Administration and Chief Financial Officer	February 2003

David A. Pitler(3)	54	Executive Vice President, President Bioimaging Services Division	December 2003

Peter S. Benton(4)	44	Executive Vice President, President eClinical Division	March 2009

Colin G. Miller, Ph.D.(5)	48	Senior Vice President, Medical Affairs	December 2003

(1)	Mr. Weinstein assumed the responsibilities of Chief Financial Officer of Bio-Imaging from January 31, 2001 to February 18, 2003, in addition to serving as our President and Chief Executive Officer.

(2)	Mr. Kaminer joined Bio-Imaging in February 2003 as our Senior Vice President and Chief Financial Officer. In March, 2009, Mr. Kaminer was appointed Executive Vice President of Finance and Administration and Chief Financial Officer. Prior to joining Bio-Imaging, from May 2002 to February 2003, Mr. Kaminer served as Chief Financial Officer and Vice President of ION Networks Inc., and from October 2000 to April 2002, Mr. Kaminer was an independent consultant. From March 1998 to September 2000, Mr. Kaminer served as Senior Vice President of Finance and Chief Financial Officer of CMPExpress. Previously, he spent twelve years with various investment banking firms in the corporate finance area. Mr. Kaminer received his BS from Cornell University and an MBA in finance from The Wharton School, University of Pennsylvania.

(3)	Mr. Pitler joined Bio-Imaging in March 2000 as our Vice President of Operations. In March 2009, Mr. Pitler was appointed Executive Vice President, President Bioimaging Services Division. In December 2003, Mr. Pitler was appointed Senior Vice President of Operations. In November 2000, Mr. Pitler was appointed an executive officer of Bio-Imaging. Mr. Pitler spent four years, from April 1996 until February 2000, at Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation, as Vice President of Production and formerly as Vice President of Integration. From 1981 to 1996, Mr. Pitler held various positions with information processing companies. Mr. Pitler received his Bachelor’s degree from Colgate University.

(4)	Mr. Benton joined Bio-Imaging in September 2008 as President, Phoenix Data Systems Division. In March 2009, Mr. Benton was appointed an executive officer of Bio-Imaging and his title was changed to Executive Vice President, President eClinical Division. Mr. Benton was Chief Operating Officer at etrials Worldwide, Inc. from July 2007 until April 2008. Mr. Benton was also Managing Director of Wharton Venture Partners from April 2004 until July 2008. Previously, Mr. Benton held the position of Vice President, Central Planning at Johnson & Johnson Pharmaceutical Research & Development LLC from September 2001 until March 2004. Mr. Benton’s experience also includes general management experience at TRW, Inc.’s automotive sector and General Electric, where he started his career in the manufacturing management program. Mr. Benton holds a BS in Mechanical Engineering from Northeastern University and an MBA from The Wharton School, University of Pennsylvania.

(5)	Dr. Miller joined Bio-Imaging in May 1999 as our Vice President of Business Development when we acquired Bona Fide Ltd. As of March 2009, Dr. Miller was no longer an executive officer of Bio-Imaging. In February 2006, Dr. Miller was appointed Senior Vice President of Medical Affairs. From December 2003 to February 2006, Dr. Miller was Senior Vice President of Business Development. In November 2000, Dr. Miller was appointed an executive officer of Bio-Imaging. Dr. Miller was the Director of Clinical Services at Bona Fide Ltd. from February 1994 until May 1999. Prior to his position at Bona Fide Ltd., Dr. Miller spent 10 years with various pharmaceutical companies and medical facilities in the clinical research area. Dr. Miller received his Bachelor’s degree from University of Sheffield and his Ph.D. from University of Hull.
None of our executive officers are related to any other executive officer or to any director of Bio-Imaging. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

     The following Summary Compensation Table sets forth information concerning compensation earned for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2006, 2007 and 2008. Our Chief Executive Officer, our Chief Financial Officer and each of our two other executive officers whose total compensation for the 2008 fiscal year exceeded $100,000 (collectively, the Named Executive Officers). No other executive officers who would have been otherwise includable in such table on the basis of their total compensation for the 2008 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.
Summary Compensation Table

							Change in
							Pension
						Non-	Value and	All
						Equity	Nonqual-	Other
						Incentive	ified	Com-
				Stock	Option	Plan	Deferred	pensa-
				Awards	Awards	Compen-	Compen-	tion
			Bonus	($)	($)	sation	sation	($)	Total
Name	Year	Salary	(a)	(b)	(c)	($)	Earnings	(d)	($)
Mark L. Weinstein	2008	$363,269	$280,100	$91,500	—	—	—	—	$734,869
President, Chief	2007	$329,461	$193,500	$202,000	—	—	—	—	$724,961
Executive Officer	2006	$302,289	$152,500	$201,500	—	—	—	$65,000	$721,289
Ted I. Kaminer	2008	$264,231	$166,800	—	$76,600	—	—	—	$507,631
Executive Vice	2007	$235,569	$120,000	—	$57,450	—	—	—	$413,019
President Finance &	2006	$212,493	$86,400		$29,250	—	—	—	$328,143
Administration, Chief
Financial Officer
David A. Pitler	2008	$226,154	$142,100	—	$76,600	—	—	—	$444,854
Executive Vice	2007	$205,385	$105,000	—	$57,450	—	—	—	$367,835
President, President	2006	$182,288	$74,000		$29,250	—	—	—	$285,538
Bioimaging Services
Division
Colin G. Miller, Ph.D.	2008	$202,115	$102,500	—	$76,600	—	—	—	$381,215
Sr. Vice President,	2007	$187,231	$95,000	—	$57,450	—	—	—	$339,681
Medical Affairs	2006	$173,192	$70,000		$29,250	—	—	—	$272,442

(a)	The bonuses earned in the year stated were paid in March of the following year.

(b)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, in accordance with SFAS 123R, with respect to outstanding restricted stock unit awards, whether the awards were made in those fiscal years or any earlier fiscal year. The reported amounts are based on the grant date fair value of each restricted stock unit award and have not been adjusted for the potential impact of estimated forfeitures. The SFAS 123(R) grant date fair value of each restricted stock unit awarded, as follows: $3.66 per unit for the award made in 2008, $8.08 per unit for the award made in 2007 and $8.06 per unit for the award made in 2006.

(c)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, in accordance with SFAS 123(R), with respect to outstanding stock option awards, whether the awards were made in those fiscal years or any earlier fiscal year. The reported amounts are based on the grant date fair value of each of these options and have not been adjusted for the potential impact of estimated forfeitures. Assumptions used in the calculation of the SFAS 123(R) cost are included in Note 7 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2009. The SFAS 123(R) grant date fair value of each stock option was as follows: $3.83 per stock option for the awards made in 2008, $3.83 per stock option for the awards made in 2007 and $1.95 per stock option for the awards made in 2006.

(d)	Represents a special sign-on bonus paid to our CEO in connection with his employment agreement on March 1, 2006. In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than $10,000 for the Named Executive Officer for the fiscal year.
Grants of Plan-Based Awards in 2008 Table
     The following table sets forth summary information regarding all grants of plan-based awards made to the Named Executive Officers during the year ended December 31, 2008. As of the end of 2008, none of the Named Executive Officers held any equity incentive awards subject to performance vesting requirements, and no non-equity incentive awards were made during the 2008 fiscal year.

All
Other
								All	Option
								Other	Awards:		Grant
								Stock	Number		Date Fair
								Awards:	of	Exer-	Value of
								Number	Secur-	cise or	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			of	ities	Base	and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares	Under-	Price of	Option
		Thres-		Maxi-	Thres-		Maxi-	of Stock	lying	Option	Awards
		hold	Target	mum	hold	Target	mum	or Units	Options	Awards	($)
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	(a)
Mark L. Weinstein	02/27/2008	—	—	—	—	—	—	27,500	—	—	$212,300
Ted I. Kaminer	02/27/2008	—	—	—	—	—	—	—	20,000	$7.72	$76,600
David A. Pitler	02/27/2008	—	—	—	—	—	—	—	20,000	$7.72	$76,600
Colin G. Miller, Ph.D.	02/27/2008	—	—	—	—	—	—	—	20,000	$7.72	$76,600

(a)	This represents the full grant date fair value of the stock bonus awarded to the CEO and the stock options awarded to the other Named Executive Officers, as determined in accordance with SFAS 123R. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For the award to Mr. Weinstein, the grant date fair value was calculated using the closing price of BITI on the grant date of $7.72. For the stock options, the grant date fair value was calculated using the Black Scholes value on the grant date of $3.83. For additional information on the valuation assumptions, refer to Note 8 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2009.

Outstanding Equity Awards at 2008 Fiscal Year-End Table
     The following table sets forth summary information regarding the outstanding equity awards held by the Named Executive Officers at December 31, 2008. As of the end of the 2008 fiscal year, none of the Named Executive Officers held any unearned equity incentive plan awards subject to performance vesting requirements.

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
				Equity					Plan	Payout
				Incentive					Awards:	Value of
				Plan					Number of	Unearned
				Awards:				Market	Unearned	Shares,
		Number of		Number of			Number of	Value of	Shares,	Units or
	Number of	Securities		Securities			Shares or	Shares or	Units or	Other
	Securities	Underlying		Underlying			Units of	Units of	Other	Rights That
	Underlying	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Have Not
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Vested
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	($)
Name	Exercisable	Unexercisable		(#)	($)	Date	($)	($)	(#)	(a)
Mark L. Weinstein	150,000	—		—	$0.72	02/01/2010	—	—	27,500	$91,500
	10,000	—		—	$0.66	12/31/2010	—	—	—	—
	10,000	—		—	$0.72	03/31/2011	—	—	—	—
	10,000	—		—	$1.00	06/30/2011	—	—	—	—
	20,000	—		—	$0.80	09/30/2011	—	—	—	—
Ted I. Kaminer	70,154	—		—	$3.05	02/06/2013	—	—	—	—
	25,000	—		—	$7.03	02/09/2014	—	—	—	—
	8,250	6,750	(b)	—	$4.00	03/01/2013	—	—	—	—
	5,500	9,500	(c)	—	$8.06	02/27/2014	—	—	—	—
	—	20,000	(d)	—	$7.72	02/27/2015	—	—	—	—
David A. Pitler	43,000	—		—	$1.28	03/06/2010	—	—	—	—
	10,000	—		—	$0.77	11/07/2010	—	—	—	—
	20,000	—		—	$1.10	11/06/2011	—	—	—	—
	20,000	—		—	$2.80	02/05/2013	—	—	—	—
	25,000	—		—	$7.03	02/09/2014	—	—	—	—
	8,250	6,750	(b)	—	$4.00	03/01/2013	—	—	—	—
	5,500	9,500	(c)	—	$8.06	02/27/2014	—	—	—	—
	—	20,000	(d)	—	$7.72	02/27/2015	—	—	—	—
Colin G. Miller	25,000	—		—	$0.77	11/07/2010	—	—	—	—
	20,000	—		—	$1.10	11/06/2011	—	—	—	—
	10,000	—		—	$2.80	02/05/2013	—	—	—	—
	17,500	—		—	$7.03	02/09/2014	—	—	—	—
	8,250	6,750	(b)	—	$4.00	03/01/2013	—	—	—	—
	5,500	9,500	(c)	—	$8.06	02/27/2014	—	—	—	—
	—	20,000	(d)	—	$7.72	02/27/2015	—	—	—	—

(a)	Market value based on $3.66 fair value of the Company’s common stock at December 31, 2008.

(b)	Each of these options was granted on March 1, 2006 and vested as to 20% of the option shares upon completion of one year of service measured from that grant date. The option will vest as to the remainder of the option shares in successive equal monthly increments over the next four years of continued service thereafter.

(c)	Each of these options will vest as to 20% of the option shares upon completion of one year of service measured from the February 27, 2007 grant date, and the remainder will vest in successive equal monthly increments over the next four years of continued service thereafter.

(d)	Each of these options will vest as to 20% of the option shares upon completion of one year of service measured from the February 27, 2008 grant date, and the remainder will vest in successive equal monthly increments over the next four years of continued service thereafter.

Option Exercises and Stock Vested Table for Fiscal 2008
The following table summarizes the option exercises and vesting of stock awards for each of the Named Executive Officers for the year ended December 31, 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on		Value Realized on
	Acquired on	Exercise	Number of Shares	Vesting
	Exercise	($)	Acquired on Vesting	($)
Name	(#)	(a)	(#)	(b)
Mark L. Weinstein	137,400	$952,182	27,500	$212,300
Ted I. Kaminer	5,846	$27,628	—	—
David A. Pitler	12,000	$75,840	—	—
Colin G. Miller, Ph.D.	11,000	$78,320	—	—

(a)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the option was exercised.

(b)	Value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares that vested on that date.
Pension Benefits Table
     The Company does not have any defined benefit pension plans.
Nonqualified Deferred Compensation Table
     The Company does not have any nonqualified deferred compensation.
Employment Contracts, Termination of Employment, and Change-in-Control Arrangements
     On March 3, 2009, our board of directors approved the amended and restated employment agreement with Mark Weinstein, President and Chief Executive Officer of the Company. This agreement is for a three year term, beginning as of March 1, 2009 and ending on February 28, 2012. The terms and conditions of the employment agreement provide: (i) an annual base salary of $370,000, subject to periodic increase at the discretion of the Compensation Committee in addition to certain benefits and perquisites; (ii) bonuses in amounts that are to be determined by the Compensation Committee in accordance with the Company’s management incentive policy; (iii) incentive compensation awards under the Company’s incentive compensation plans on a basis commensurate with his position and responsibility; (iv) a car allowance not to exceed $750.00 per month; (v) an election during any year of employment to defer up to 100% of amounts received pursuant to the Company’s management incentive policy into a non-qualified deferral plan and (vi) continuation of annual salary and target bonus payments for a period of 180 days after his termination of employment, in the event his employment is terminated by the Company for reasons other than cause, death or disability.
     On February 6, 2003, we executed an employment agreement with Mr. Kaminer for an initial term of one-year, which automatically renews each year unless otherwise terminated by our Board of Directors. The terms and conditions of the employment agreement are: (i) an annual base salary of

$175,000, subject to periodic increase at the discretion of the Compensation Committee (Mr. Kaminer’s current base salary for fiscal 2009 is $270,000) in addition to certain benefits and perquisites; (ii) incentive compensation awards under our incentive compensation plans on a basis commensurate with his position and responsibility; (iii) an option to purchase 100,000 shares of our common stock, with an exercise price of $3.05 per share, the fair market value of our common stock on the date of the execution of his employment agreement; and (iv) continuation of annual salary and target bonus payments for a period of 180 days after his termination of employment, in the event his employment is terminated by the Company for reasons other than cause, death or disability.
     On November 10, 2004, our board of directors approved executive retention agreements for our Named Executive Officers. On December 31, 2008, our board of directors approved an amended form of executive retention agreement for the Named Executive Officers and certain other officers of the Company. This agreement generally provides for payments of up to 24 months salary and target bonus in the event that the executive’s employment is terminated or the employee resigns for good reason in connection with a change of control transaction. In addition, any outstanding unvested stock options or other equity awards held by the Named Executive Officers would become fully vested on the change in control date. Each executive retention agreement is either reviewed annually or in connection with the renewal of the executive’s employment agreement.
     The following table shows the potential incremental payments to the Named Executive Officers in the event of their termination in connection with a change in control of the Company. All values reflected in the table assume a termination date of December 31, 2008; and where applicable reflect the closing price of the Company’s common stock on that day of $3.66. All amounts reflect the maximum incremental value to each of the Named Executive Officers in the event of a termination in connection with a change in control on December 31, 2008. No incremental value is payable to the Named Executive Officers in the event of termination for cause or voluntary termination, although all unvested options and other equity awards will vest on an accelerated basis upon a change in control of the Company.

		Unvested	Unvested Stock
		Restricted Stock	Options
Name	Cash Severance	(a)	(b)	Total

Mark L. Weinstein	$1,110,000	$100,650	—	$1,210,650
Ted I. Kaminer	$756,000	—	—	$756,000
David A. Pitler	$644,000	—	—	$644,000
Colin G. Miller, Ph.D.	$574,000	—	—	$574,000

(a)	Unvested restricted stock or restricted stock unit awards and unvested stock options will vest immediately upon a change in control, whether or not the Named Executive Officer’s employment terminates at that time.

(b)	Represents the intrinsic value of the restricted stock or stock options that vest on an accelerated basis upon the change in control and is calculated by multiplying (i) the amount by which the fair market value per share at that time exceeds the exercise price (if any) payable per share by the (ii) the number of shares which vest on an accelerated basis.

Equity Compensation Plan Information
     The following table provides information as of December 31, 2008 with respect to shares of our common stock that may be issued under our existing equity compensation plans

Number of
Securities to be
	Issued Upon	Weighted	Number of Securities
	Exercise of	Average Exercise	Available for Future
	Outstanding	Price of	Issuance
	Options, Warrants	Outstanding	Under Equity Compensation
Plan Category	and Rights(1)	Options (2)	Plans

Equity compensation plans that have been approved by security holders	1,790,673	$4.58	1,132,739 (3)

Equity compensation plans not approved by security holders	—	—	—

Total	1,790,673	$4.58	1,132,739 (3)

(1)	Includes (i) 1,225,104 options outstanding under the 2002 Plan, as amended and restated on May 11, 2005 and May 14, 2008, (ii) 493,069 options outstanding under the 1991 Plan and (iii) 72,500 shares subject to restricted stock units outstanding under the 2002 Plan.

(2)	Calculated without taking into account the 72,500 shares of common stock subject to outstanding restricted stock units that become issuable at a designated time following the vesting of those units, without any cash consideration or other payment required for such shares.

(3)	Represents shares of our common stock issuable pursuant to the 2002 Plan, as amended and restated on May 11, 2005 and May 14, 2008. Shares reserved for issuance under the 2002 Plan may be issued upon the exercise of stock options or through direct stock issuances or pursuant to restricted stock units that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. We do not intend to grant any additional options or other equity awards under the 1991 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     There are, as of May 22, 2009, 90 holders of record and approximately 1,700 beneficial holders of our common stock. The following table sets forth certain information, as of May 22, 2009, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, (ii) each of our directors (which includes all nominees), and Named Executive Officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for shares of our common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		of Class(2)

(i) Certain Beneficial Owners:

Covance Inc.	2,355,000		16.4%
210 Carnegie Center Princeton, New Jersey 08540

Nicusa Capital Partners LP	1,127,140	(3)	7.9%
17 State Street, 16th Floor New York, NY 10004

Healthinvest Partners AB	766,425	(3)	5.3%
Arsenalsgatan 4 SE-111 47 Stockholm Sweden

Royce & Associates LLC	761,523	(3)	5.3%
1414 Avenue of the Americas New York, New York 10019

(ii) Directors, Nominees, and Named Executive Officers:

Mark L. Weinstein	471,732	(4)	3.2%
Ted I. Kaminer	122,237	(5)	*
David A. Pitler	155,083	(6)	1.1%
Peter S. Benton	4,167	(7)	*
Jeffrey H. Berg, Ph.D.	120,750	(8)	*
Richard F. Cimino	0		*
E. Martin Davidoff, CPA, Esq	50,430	(9)	*
David E. Nowicki, D.M.D.	190,121	(10)	1.3%
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	10,000	(11)	*
David M. Stack	102,750	(12)	*
James A. Taylor, Ph.D.	83,135	(13)	*
(iii) All directors and executive officers as a group (11 persons)	1,312,405	(4)(5)(6)(7)(8)(9)(10) (11)(12)(13)	8.7%

*	Less than 1%

(1)	Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named. Except as otherwise indicated, the address of each beneficial owner is c/o Bio-Imaging Technologies, Inc. 826 Newtown-Yardley Road, Newtown, PA 18940.

(2)	Applicable percentage of ownership is based on 14,357,253 shares of common stock outstanding, plus any common stock equivalents and options or warrants held by such holder, which are presently exercisable or will become exercisable within 60 days after May 22, 2009.

(3)	Such information is based upon our review of a Schedule 13G or Schedule 13F filed by the holder with the SEC for the period ended December 31, 2008.

(4)	Includes 200,000 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after May 22, 2009. Includes 5,555 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from Bio-Imaging as of that date. Excludes 34,445 shares of common stock underlying restricted stock units which vest over time after such period.

(5)	Represents 122,237 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after May 22, 2009. Excludes 62,917 shares of common stock underlying options which become exercisable over time after such period.

(6)	Includes 145,083 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after May 22, 2009. Excludes 62,917 shares of common stock underlying options which become exercisable over time after such period.

(7)	Represents 4,167 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after May 22, 2009. Excludes 135,833 shares of common stock underlying options which become exercisable over time after such period.

(8)	Includes 92,059 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after May 22, 2009. Includes 12,500 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

(9)	Includes 27,000 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after May 22, 2009. Includes 12,500 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

(10)	Includes 54,913 shares of common stock owned by Dr. Nowicki in his individual retirement account, 71,571 shares of common stock owned by Dr. Nowicki in his 401(k) account and 4,887 shares of common stock owned by his wife. Includes 46,250 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after May 22, 2009. Includes 12,500 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

(11)	Represents 10,000 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

(12)	Includes 71,250 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after May 22, 2009. Includes 12,500 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

(13)	Includes 58,885 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after May 22, 2009. Includes 12,500 shares of common stock that will become issuable within 60 days after May 22, 2009 pursuant to restricted stock units held by such individual were he or she to resign from the Board of Directors as of that date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On October 13, 1994, Bio-Imaging and Covance Inc. entered into an agreement whereby Covance purchased: (i) 2,355,000 shares of our common stock; (ii) a warrant to purchase 250,000 shares of our common stock with an initial exercise price of $1.25 per share; and (iii) a warrant to purchase 250,000 shares of our common stock with an initial exercise price of $1.50 per share (the “Warrants”), for an aggregate purchase price of $1,819,500. The Warrants expired on October 13, 1998 without being exercised. Pursuant to the above agreement, we have agreed to take all actions necessary to nominate and cause the election to the Board of Directors of up to three designees of Covance, Inc. Covance, Inc. has designated Mr. Cimino to serve on our Board of Directors for the 2009 fiscal year.
Review, Approval or Ratification of Transaction with Related Persons
Our Audit Committee reviews all related party transactions on an ongoing basis and all such transactions between the Company and a director or officer are reviewed by the Audit Committee and approved by the entire Board of Directors.

PROPOSAL TWO: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
     The Board of Directors proposes that our stockholders approve an amendment to our Certificate of Incorporation to change our name from “Bio-Imaging Technologies, Inc.” to “BioClinica, Inc.”. The Board of Directors believes that the name “BioClinica” more accurately reflects the nature of our business today. A copy of the proposed amendment is attached to this proxy statement as Exhibit A.
     The vote required to approve the proposal to amend our Certificate of Incorporation to change our name is a majority of the common stock outstanding and entitled to vote on the matter. The name change will become effective upon filing of the amendment with the Secretary of State of Delaware, which we intend to make on the day after completion of the Annual Meeting.
     The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF
SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
     Our Board has unanimously approved an amendment to our Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 18,000,000 shares to 36,000,000 shares and recommends that our stockholders approve the proposed amendment. The additional 18,000,000 shares of common stock will be designated as common stock with a par value of $0.00025 per share. The Company is currently authorized to issue 21,000,000 shares of capital stock, of which 18,000,000 shares are designated as common stock, and 3,000,000 shares of which are designated as Preferred Stock. A copy of the proposed amendment is attached to this proxy statement as Exhibit A.
     The additional shares of common stock would have rights identical to our common stock currently outstanding. Approval of the proposed amendment and any issuance of common stock would not affect the rights of the holders of our common stock currently outstanding. However, if the proposed amendment is approved, and the Board decides to issue such shares of common stock, such issuance of common stock will increase the outstanding number of shares of common stock, thereby causing dilution in earnings per share and voting interests of the outstanding common stock. As of the record date, 14,357,253 shares of our common stock were issued and outstanding and 2,125,173 shares of our common stock were subject to outstanding stock options and restricted stock units, thereby leaving 1,517,574 shares of common stock unassigned and authorized for potential issuance of the current 18,000,000 shares of common stock authorized. If the proposed amendment is approved to increase our authorized common stock to 36,000,000 shares, there will be 19,517,574 shares of common stock unassigned and authorized for potential issuance. The proposed amendment will not change the number of shares of Preferred Stock authorized for issuance.
     The following table sets forth the potential dilutive effect on the beneficial ownership of the existing stockholders of the Company if all of the shares of common stock authorized were issued by the Company:

Beneficial Ownership of
Existing Stockholders
	Beneficial Ownership of		upon full issuance of
	Existing Stockholders		shares of common stock
	prior to the Proposed		after the Proposed
	Amendment (2)		Amendment(3)
	Number	Percentage	Number	Percentage

Existing Stockholders (1):	5,477,506	30.4%	5,477,506	15.2%

(1)	For purposes of clarification, the percentage represented by the existing stockholders excludes any and all options, warrants and other convertible securities held by the existing stockholders.

(2)	Ownership is based upon the number of outstanding shares of common stock as of the Record Date, and assumes the issuance of all authorized but unissued shares of common stock before the proposed amendment, but excludes any and all outstanding options, warrants and other convertible securities.

(3)	Ownership is based upon the number of outstanding shares of common stock as of the Record Date, and assumes the issuance of all authorized but unissued shares of common stock after the proposed amendment, but excludes any and all outstanding options, warrants and other convertible securities.

     The Board believes that the authorized number of shares of common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by our Board to be necessary or desirable. These purposes may include, but are not limited to, the following: expanding our business or product lines through the acquisition of other businesses or products; establishing strategic relationships with other companies; raising capital through the sale of our common stock; and attracting and retaining valuable employees by providing equity incentives. Currently, we do not have any specific plans, arrangements, undertakings or agreements to issue shares in connection with the foregoing prospective activities.
     Once authorized, the additional shares of common stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval. Stockholder approval of this proposal is required under Delaware law and requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.
     The Board unanimously recommends that you vote “FOR” the approval of the amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock available for issuance.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Subject to stockholder approval, we have nominated PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP also served as an independent registered public account firm for 2008. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.
     The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees and Other Matters
     The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed for each of the last two fiscal years for audit services and other services:

	2008	2007
Audit Fees (1)	$426,650	$341,880

Audit-Related Fees (2)	259,985	—

Tax Fees (3)	69,584	243,791

Total Audit, Audit Related and Tax Fees	756,219	585,671

Other Non-audit Fees:
All Other Fees (4)	1,500	9,620

Total-Other Fees	1,500	9,620

Total Fees	$757,719	$595,291

(1)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2008 and December 31, 2007, and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the years ended December 31, 2008 and December 31, 2007, respectively, and fees for professional services rendered in connection with documents filed with the Securities and Exchange Commission for the years ended December 31, 2008 and December 31, 2007.

(2)	Consists of fees for due diligence related to business combinations.

(3)	Consists of fees incurred during the years ended December 31, 2008 and December 31, 2007 relating to our tax compliance and tax planning.

(4)	Consists of fees for review of Sarbanes-Oxley documents and a subscription to Comperio, an accounting literature database.

Pre-Approval Policies and Procedures
     None of the audit-related fees billed in 2008 and 2007 related to services required pre-approval by the Audit Committee due to the de minimis exception to the Audit Committee pre-approval requirements.
     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
     Our directors, our executive officers and any persons who beneficially own more than 10% of our outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in their ownership of the Company’s common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2008 in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2008, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock.

STOCKHOLDERS’ PROPOSALS
     Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2010 Annual Meeting of Stockholders must advise the Secretary of Bio-Imaging of such proposals in writing by December 14, 2009.
     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to the Secretary of Bio-Imaging at the aforementioned address not later than February 26, 2010.
     If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940, (267) 757-3000. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
OTHER MATTERS
     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above, and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL
     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.
     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Bio-Imaging who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
     Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, AS WELL AS CURRENT COMMITTEE CHARTERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS AND OUR CODE OF BUSINESS CONDUCT AND ETHICS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MAY 22, 2009 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF BIO-IMAGING. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE US THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Ted I. Kaminer
Secretary

Newtown, Pennsylvania
June 2, 2009

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
BIO-IMAGING TECHNOLOGIES, INC.
The undersigned, for purposes of amending the Restated Certificate of Incorporation (the “Certificate”) of Bio-Imaging Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: The name of the corporation was Bio-Imaging Technologies, Inc. (the “Corporation”).
SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on June 10, 1992.
THIRD: Article FIRST of the Certificate is hereby amended to read, in its entirety, as follows:
     “FIRST: The name of the corporation is BioClinica, Inc. (the “Corporation”).”
FOURTH Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:
     “FOURTH: The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	36,000,000	$0.00025
Preferred	3,000,000	$0.00025
FIFTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
* * * * * * *

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Restated Certificate of Incorporation this ___day of                     , 2009.

BIO-IMAGING TECHNOLOGIES, INC.
By:
Name:
Title:

BIO-IMAGING TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby constitutes and appoints Mark L. Weinstein and Ted I. Kaminer, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Bio-Imaging Technologies, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, on Wednesday, July 8, 2009, at 11:00 A.M., local time, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.
1. ELECTION OF DIRECTORS.

Nominees:	Jeffrey H. Berg, Ph.D.; Richard F. Cimino; E. Martin Davidoff, CPA, Esq.; David E. Nowicki, D.M.D.;
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA; David M. Stack; James A. Taylor, Ph.D.; and
Mark L. Weinstein.
(Mark one only)
VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any).
   ☐

VOTE WITHHELD from all nominees.                                                  ☐
2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM “BIO-IMAGING TECHNOLOGIES, INC.” TO “BIOCLINICA, INC.”.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3. APPROVAL OF PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 18,000,000 SHARES TO 36,000,000 SHARES.

FOR ☐	AGAINST ☐	ABSTAIN ☐
(continued and to be signed on reverse side)

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF BIO-IMAGING TECHNOLOGIES, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:

Signature of stockholder

Signature of stockholder if held jointly

This proxy must be signed
exactly as the name appears
hereon. When shares are held
by joint tenants, both should
sign. If the signer is a
corporation, please sign full
corporate name by duly
authorized officer, giving full
title as such. If a
partnership, please sign in
partnership name by authorized
person.
I will ☐    will not ☐   attend the Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.